    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996
                                                REGISTRATION NO. _______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                            TRINITY INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    3743                        75-0225040
(STATE OF INCORPORATION)  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
                           CLASSIFICATION CODE NUMBER)      IDENTIFICATION  NO.)


                             2525 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207
                                 (214) 631-4420
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                                 F. DEAN PHELPS
                                 VICE PRESIDENT
                            TRINITY INDUSTRIES, INC.
                             2525 STEMMONS FREEWAY
                              DALLAS, TEXAS  75207
                                 (214) 631-4420
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

                            CHARLES C. REEDER, ESQ.
                           LOCKE PURNELL RAIN HARRELL
                          (A PROFESSIONAL CORPORATION)
                          2200 ROSS AVENUE, SUITE 2200
                              DALLAS, TEXAS  75201
                                 (214) 740-8522

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement and after all other conditions to the merger referred to herein have been satisfied or waived.

         If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [ ]x

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
           Title of Each                                       Proposed Maximum            Proposed          Amount of
  Class of Shares to be Registered      Amount to be       Aggregate Offering Price    Maximum Aggregate   Registration
                (1)                      Registered              per Share (2)        Offering Price (2)        Fee
- ------------------------------------------------------------------------------------------------------------------------
 Common Stock, par                         188,400                 $31.625                $5,958,150          $2,055
 value $1.00 per share (including
 the attached Preferred Share
 Purchase Rights)
- ------------------------------------------------------------------------------------------------------------------------

(1) THIS REGISTRATION STATEMENT RELATES TO (I) THE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE ("COMMON STOCK"), OF THE REGISTRANT AND (II) THE PREFERRED SHARE PURCHASE RIGHTS THAT WILL BE ATTACHED TO AND REPRESENTED BY THE CERTIFICATES ISSUED FOR THE COMMON STOCK (WHICH PREFERRED SHARE PURCHASE RIGHTS HAVE NO MARKET VALUE INDEPENDENT OF THE COMMON STOCK TO WHICH THEY ARE ATTACHED). PURSUANT TO RULE 416 OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS SUCH ADDITIONAL INDETERMINATE NUMBER OF SHARES OF COMPANY COMMON STOCK AS MAY BE REQUIRED TO PREVENT DILUTION IN THE EVENT OF A STOCK DIVIDEND, SPLIT-UP, RECAPITALIZATION, REORGANIZATION, CONSOLIDATION OR MERGER, AS PROVIDED IN THE WARRANTS, PURSUANT TO WHICH THE SHARES BEING REGISTERED HEREBY ARE ISSUABLE.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(F) OF THE SECURITIES ACT OF 1933 BASED ON THE AVERAGE OF THE HIGH AND LOW SALES PRICES OF THE COMMON STOCK ON THE NEW YORK STOCK EXCHANGE, AS REPORTED BY THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE, ON AUGUST 6, 1996.

                            ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS
                                 188,400 SHARES

                            TRINITY INDUSTRIES, INC.
                _______________________________________________

                                  COMMON STOCK
                          ($1.00 PAR VALUE PER SHARE)
                          ___________________________

    This Prospectus relates to an aggregate of 188,400 shares (the "Shares") of the common stock, $1.00 par value per share ("Company Common Stock"), of Trinity Industries, Inc., a Delaware corporation (the "Company") which may be offered from time to time by any or all of the Selling Stockholders named herein (the "Selling Stockholders"). The Selling Stockholders will offer and sell shares of Company Common Stock, as described herein under the heading "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

    All of the shares owned by the Selling Stockholders which are registered hereby will have been acquired as a result of the exercise of warrants issued to the Selling Stockholders as converted pursuant to the Merger Agreement, dated June 17, 1996 (the "Merger Agreement"), by and among the Company, Trinity Y, a Delaware corporation and a wholly-owned subsidiary of the Company ("Trinity Y"), and Transcisco Industries, Inc., a Delaware corporation ("Transcisco"), pursuant to which Trinity Y would be merged (the "Merger") with and into Transcisco, which would continue in existence as a wholly-owned subsidiary of the Company. The Merger is more fully described in the Registration Statement on Form S-4, dated July 17, 1996, as amended by Post-Effective Amendment No. 1 to such Registration Statement, dated July 19, 1996, and incorporated by reference herein, whereby certain warrants issued by Transcisco, to purchase common stock of Transcisco, $.01 par value per share ("Transcisco Common Stock"), will be converted into warrants to purchase shares of Company Common Stock at the effective time of the Merger. In the Merger, each share of Transcisco Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into, exchanged for, and represent the right to receive 0.1884 of a share of Company Common Stock (together with the attached Preferred Share Purchase Rights).

    Shares of Company Common Stock are listed and traded on the New York Stock Exchange ("NYSE") under the symbol "TRN". On August 6, 1996, the closing price for the shares of Company Common Stock on the NYSE, as reported by the NYSE Composite Tape, was $31.50 per share. Prospective purchasers of Company Common Stock are urged to obtain current information as to market prices of Company Common Stock.

    Each Selling Stockholder and any broker or dealer executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Compensation received by any such broker or dealer (including profits on resales) may be deemed to be underwriting commissions and discounts under the Securities Act.

    SEE "RISK FACTORS" ON PAGE 5 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF COMPANY COMMON STOCK OFFERED HEREBY.
________________________________________________________________________________

   THE SECURITIES TO WHICH THIS PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR
       DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
________________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

               __________________________________________________

                 THE DATE OF THIS PROSPECTUS IS AUGUST 12, 1996

                             AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company Common Stock is listed on the New York Stock Exchange, and copies of such reports, proxy and information statements and other information may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Additionally, copies of reports, proxy and information statements and other information filed with the Commission electronically may be inspected by accessing the Commission's Internet site at http:\\www.sec.gov.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of all documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents should be addressed to
F. Dean Phelps, Vice President of the Company, at P.O. Box 568887, Dallas, Texas 75356-8887; telephone number (214) 631-4420.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents and information heretofore filed by the Company (File No. 1-6903) with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996; provided that only the following sections of the Company's 1996 Annual Report to Stockholders, incorporated by reference in the Annual Report on Form 10-K, are incorporated by reference in this Prospectus: "Corporate Profile" (page 3), "Financial Summary" (page 15), "Management's Discussion and Analysis of Financial Condition" (pages 16-17), "Report of Independent Auditors" (page 29) and financial statements and supplementary data (pages 18-29). Portions of the Company's 1996 Annual Report to Stockholders not enumerated above are not hereby incorporated.

    (2) The Company's Proxy Statement for the Company's 1996 Annual Meeting of Stockholders; provided that only the following portions of such Proxy Statement are incorporated by reference in this Prospectus: "Voting Securities and Stockholders" (pages 2-3), "Election of Directors" (pages 3-4), and "Executive Compensation and Other Matters" (pages 6- 14). Portions of the Proxy Statement for the Company's 1996 Annual Meeting of Stockholders not enumerated above are not hereby incorporated.

    (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

    (4)  The Company's Current Report on Form 8-K, dated June 29, 1996.

    (5) The Company's Registration Statement on Form S-4, dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1, dated July 19, 1996.

    (6) The description of the Company's Common Stock, and the attached Preferred Share Purchase Rights, to be offered hereby, contained in the Company's Registration Statement on Form S-4, dated July 17, 1996 (Registration No. 333-8321), as amended by Post-Effective Amendment No. 1, dated July 19, 1996.

    (7) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after March 31, 1996 and prior to the date of this Prospectus.

    (8) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing such documents.

    Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act.

    This Prospectus contains information concerning the Company and sales of Company Common Stock by the Selling Stockholders but does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including various exhibits and schedules, may be inspected at the Commission's office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                  THE COMPANY

    The Company was originally incorporated under the laws of the State of Texas in 1933. On March 27, 1987, it became a Delaware corporation by merger into a wholly-owned subsidiary of the same name. Its mailing address is P.O. Box 568887, Dallas, Texas 75356-8887, its principal executive offices are located at 2525 Stemmons Freeway, Dallas, Texas 75207, and its telephone number at such address is (214) 631-4420.

    The Company is engaged in the manufacture, marketing and leasing of a variety of products consisting principally of (i) "Railcars" (i.e., railroad freight cars), principally tank cars, hopper cars, gondola cars and intermodal cars and miscellaneous other freight cars; (ii) "Marine Products" such as boats, barges and various offshore service vessels for ocean and inland waterway service and military vessels for the United States Government and, to a limited extent, various size vessels for international transportation companies; (iii) "Construction Products" such as highway guardrail, beams, girders and columns used in construction of highway and railway bridges, power plants, mills, etc., highway safety products, passenger loading bridges and conveyor systems for airports and other people and baggage conveyance requirements, ready mix concrete production and distribution, and providing raw materials to owners, contractors and sub-contractors for use in the building and foundation industry; (iv) "Containers" such as (a) extremely large, heavy pressure vessels and other heavy welded products, including industrial silencers, desalinators, evaporators, and gas processing systems, (b) pressure and non-pressure containers for the storage and transportation of liquefied gases, brewery products and other liquid and dry products, and (c) heat transfer equipment for the chemical, petroleum and petrochemical industries;
(v) "Metal Components" such as weld fittings (tees, elbows, reducers, caps, flanges, etc.,) used in pressure piping systems and container heads (the ends of pressure and non-pressure containers) for use internally and by other manufacturers of containers; and (vi) "Leasing" of its manufactured railcars and barges to various industries.

    Further information concerning the Company is incorporated by reference herein as and only to the extent set forth on page 3 hereof.


                              RECENT DEVELOPMENTS

    On June 25, 1996, the Company announced that its Board of Directors approved an initial public offering of all of the common stock of a newly incorporated company that will acquire the assets and liabilities of a portion of the Company's Marine Products segment. The newly-formed company, Halter Marine Group, Inc. ("Halter"), will engage in the business of constructing and repairing ocean-going marine vessels. Halter filed a registration statement on Form S-1 with the Commission on June 27, 1996. The offering of Halter's common stock would be effected only pursuant to a prospectus included in a registration statement declared effective by the Commission.


                                  RISK FACTORS

RISKS ASSOCIATED WITH RAILCAR SEGMENT

    Revenues derived from the manufacture and sale of railcars and railcar parts, principally tank cars and freight cars, accounted for approximately 50%, 50% and 41% of the Company's revenues in fiscal years 1996, 1995 and 1994, respectively. Annual production of railcars on an industry-wide basis has widely fluctuated over the past two decades. The period from 1980 - 1988 was negatively impacted by production overcapacity, the United States embargo on the exportation of grain to the Soviet Union and changes in the tax laws regarding investment tax credit and depreciation methods and lives. Since that time, however, the overall use of railroads for freight transportation has increased, industry overcapacity has been reduced and a large number of railcars have reached or neared the end of their useful economic lives. These factors, coupled with relatively strong general economic conditions, have resulted in increased railcar production industry-wide. There can be no assurance, however, that such factors and economic conditions will remain favorable or that significant fluctuations in such factors and conditions will not occur that may have a material adverse affect on the results of operations and financial condition of the Company.

    The Company markets to three broad categories of customers - railroads, leasing companies, and end users, other than railroads, of railcars who are shippers. Many times the economic factors and conditions motivating one category of customers to acquire railcars may not equally motivate one or both of the other categories of customers to acquire railcars. This factor contributes to the limited predictability of railcar order flows. As a result, there can be no assurance that the Company would not be adversely affected by a temporary shortage of railcar orders. In addition, due to the large size of railcar orders, and variations in the mix of car types ordered, the number and type of railcars produced in any given quarter (as well as the size of the Company's railcar orders) may fluctuate greatly and, consequently, the Company's quarterly revenues and income from operations may vary substantially. The Company's revenues and income from the railcar segment are also subject to the effects of the capital budgeting patterns of its railcar customers.

RISKS ASSOCIATED WITH MARINE PRODUCTS SEGMENT

    The shipbuilding industry is a highly competitive industry. In general, during the 1990's, the U.S. shipbuilding industry has been characterized by substantial excess capacity because of the significant decline in U.S. Navy shipbuilding spending and the difficulties experienced by U.S. shipbuilders in competing successfully for international commercial projects against foreign shipyards, many of which are heavily subsidized by their governments. As a result of these factors, competition by U.S. shipbuilders for domestic commercial projects has remained intense. Such competition has resulted in substantial pressure on pricing, and contracts for the construction of vessels are usually awarded on a competitive bid basis. Although the Company believes customers consider, among other things, the availability and technical capabilities of equipment and personnel, efficiency, condition of equipment, safety record and reputation, price competition is currently a primary factor in determining which qualified shipbuilder is awarded a contract.

RISKS ASSOCIATED WITH CONSTRUCTION PRODUCTS SEGMENT

    Demand for the Company's construction products is directly related to activity in the construction industry and general economic conditions. Various economic factors beyond the Company's control affect the markets for its construction products, including the level of new residential, commercial and infrastructure construction activity, which is in turn affected by movement in interest rates, the availability of short- and long-term financing and the availability of public funds for infrastructure projects.

ENVIRONMENTAL MATTERS

    The Company's subsidiaries are subject to comprehensive and frequently changing federal, state and local environmental laws and regulations, including those governing emissions of air pollutants, discharges of wastewater and storm waters, and the disposal of non-hazardous and hazardous waste. The Company anticipates that it may incur additional costs in the future to comply with currently existing laws and regulations, new regulatory requirements arising from recently enacted statutes, particularly those relating to the Clean Air Act Amendments of 1990, and any new statutory requirements.

COMPETITION

    The Company faces competition in each of its segments and has numerous competitors, and some competitors in certain segments are larger and have greater financial resources than the Company. There can be no assurance that the Company will be able to continue to compete successfully in its markets. Because the Company competes, in part, on the technical advantages and cost of its products, significant technical advances by competitors or the achievement by such competitors of improved operating efficiencies that enable them to reduce prices could reduce the Company's competitive advantage and, thereby, adversely affect the Company's business and financial results.


                              SELLING STOCKHOLDERS

    The Selling Stockholders are Furman Selz SBIC, L.P., a Delaware limited partnership ("Furman Selz L.P."), and James Dowling, an employee of Furman Selz Investments LLC, the general partner in Furman Selz L.P. Pursuant to a Note and Warrant Purchase Agreement (more fully described in Exhibit 2(b) attached hereto and incorporated herein by reference), dated August 1, 1995 (the "Warrant Purchase Agreement"), by and among Transcisco Rail Services Company, a California corporation ("TRS"), Transcisco Leasing Company, a Delaware corporation ("TLC") Transcisco Trading Company, a Delaware corporation ("TTC"), Furman Selz L.P. and James Dowling, Furman Selz L.P. purchased warrants to purchase up to 966,667 shares of Transcisco Common Stock and James Dowling purchased warrants to purchase up to 33,333 shares of Transcisco Common Stock (such warrants are herein collectively referred to as the "Warrants").

    In connection with the purchase of the Warrants, the Selling Stockholders received demand and piggy-back registration rights with respect to the shares of Transcisco Common Stock to be received upon exercise of the Warrants, pursuant to a Registration Rights Agreement (more fully described in Exhibit D to the Warrant Purchase Agreement attached hereto as Exhibit 2(b) and incorporated herein by reference), dated August 1, 1995 (the "Registration Rights Agreement"), by and between Transcisco and the Selling Stockholders.
The Merger Agreement provides that, at the effective time (the "Effective Time") of the Merger, each share of Transcisco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into, exchanged for and represent the right to receive 0.1884 of a share of Company Common Stock (together with the attached Preferred Share Purchase Rights). The Merger Agreement further provides that, at the Effective Time, the Warrants will represent the right to purchase, on the same terms and conditions as were applicable to such Warrants, the same number of shares of Company Common Stock, as the Selling Stockholders would have been entitled to receive pursuant to the Merger had such stockholders exercised the Warrants prior to the Effective Time (188,400 shares). The shares of Company Common Stock being registered hereby are being registered as a result of the exercise by the Selling Stockholders, pursuant to the Registration Rights Agreement, of their demand registration rights with respect to the shares of Company Common Stock that their Warrants will represent the right to receive at the Effective Time.

    Except for the transactions contemplated pursuant to this Prospectus, the Merger Agreement or as described herein, to the best knowledge of the Company, there is not, and there has not been in the past three years, any material relationship between the Company and its affiliates, on the one hand, and any of the Selling Stockholders, on the other.

    All of the shares of Company Common Stock offered hereby are being sold by the Selling Stockholders. Assuming the Merger becomes effective on September 3, 1996, the following table sets forth, as of September 3, 1996, (i) the name of each Selling Stockholder, (ii) the number of shares of Company Common Stock beneficially owned by each Selling Stockholder prior to the offering, (iii) the number of shares of Company Common Stock being offered by each Selling Stockholder and (iv) assuming that all shares offered for sale are sold, the number of shares of Company Common Stock beneficially owned after the offering by each Selling Stockholder:

                                            Shares Beneficially        Shares            Shares Beneficially
                                                Owned Prior             Being                   Owned
                                              To Offering (1)          Offered           After Offering (2)
                                              ---------------          -------           ------------------
                Names of Selling
                  Stockholders                                                          Number       Percent
                  ------------                                                         -------       -------
         Furman Selz SBIC, L.P.                   182,120             182,120                 0       0.00%
         James Dowling                              6,280               6,280                 0       0.00%
                                                  -------             -------            ------       ----
                                                  188,400             188,400                 0       0.00%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Company Common Stock beneficially owned by them, subject to community property laws where applicable.

(2) Assumes the sale of all the shares of Company Common Stock offered hereby.


                              PLAN OF DISTRIBUTION

    The Company has been advised by the Selling Stockholders that they intend to make private sales directly or through brokers or dealers, who may act as agent or as principal, and such sales will be at such prices (whether at fixed offering prices, prevailing market prices, varying prices determined at time of sale or otherwise) and on such terms as may be determined by the Selling Stockholders at the time of such sales. Such brokers or dealers will receive commissions from the Selling Stockholders in customary and ordinary amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell all or a portion of the shares offered hereby from time to time on the NYSE and those sales will be made at the then prevailing market prices and on such terms as may be determined by the Selling Stockholders at the time of such sales. In connection with any sales of Company Common Stock, the Selling Stockholders and any broker or dealer participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker or dealer, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Company has advised the Selling Stockholders that the anti-manipulative provisions of Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market, has furnished each Selling Stockholder with a copy of such Rules and has informed them of the need for delivery of copies of this Prospectus.

    The Company has been advised by the Selling Stockholders that no specific brokers or dealers have been designated by the Selling Stockholders nor has any agreement been entered into with respect to brokerage commissions or for the exclusive or coordinated sale of any shares of Company Common Stock which may be offered pursuant to this Prospectus. Upon notification by a Selling Stockholder to the Company that any material arrangement has been entered into with a broker or dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act setting forth the name of the participating broker or dealer, the number of shares involved, the price at which such shares were sold by the Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Stockholder to such broker or dealer, and where applicable, that such broker or dealer did not conduct any investigation to verify the information set out in this Prospectus.

    Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

    There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Company Common Stock offered by them hereunder.

    The aggregate proceeds to the Selling Stockholders from the sale of the shares of Company Common Stock offered hereby will be the selling price of such shares of Company Common Stock less the aggregate commissions, discounts and other selling expenses related thereto, if any. None of the proceeds from the sale of the shares of Company Common Stock offered hereby will be received by the Company.

    The Selling Stockholders have agreed with the Company that during such time as such Selling Stockholders may be engaged in the attempt to sell shares registered hereunder, such persons will:

    (i) not engage in any stabilization activity in connection with any of the Company securities;

    (ii) cause to be furnished to each person to whom shares included herein may be offered, and to each broker-dealer, if any, through whom shares are offered, such copies of the Prospectus, as supplemented or amended, as may be required by such person; and

    (iii) not bid for or purchase any of the Company's securities or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or rights to acquire the Company's securities other than as permitted under the Exchange Act.


                                USE OF PROCEEDS

    The Company will not receive any of the net proceeds from the sale of the shares of Company Common Stock offered hereby.


                                 LEGAL MATTERS

    The legality of the shares of Company Common Stock offered hereby will be passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation), Dallas, Texas.


                                    EXPERTS

    The consolidated financial statements and schedule of the Company and its subsidiaries, appearing in or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference elsewhere herein. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    Audited consolidated financial statements and schedule of the Company to be included in subsequently filed documents filed with the Securities and Exchange Commission will be incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

===============================================================================

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                 --------------


                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
Available Information......................................    3
Incorporation of Certain Documents by Reference............    3
The Company................................................    5
Recent Developments........................................    5
Risk Factors...............................................    5
Selling Stockholders.......................................    7
Plan of Distribution.......................................    8
Use of Proceeds............................................    9
Legal Matters..............................................    9
Experts....................................................    9


===============================================================================


===============================================================================






                                 188,400 SHARES






                            TRINITY INDUSTRIES, INC.

                                  COMMON STOCK









                                ---------------

                                   PROSPECTUS

                                ---------------









                                August 12, 1996








===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses in connection with the registration of the shares of Company Common Stock being offered hereby. All amounts are estimates except for the Registration Fee. All expenses of registration incurred in connection with this offering are being borne by the Company, in accordance with the terms of the Registration Rights Agreement, but all selling and other expenses incurred by any Selling Stockholder will be borne by such Selling Stockholder.

         Registration Fee                                   $      2,055
                                                             -----------
         Legal Fees and Expenses                            $     10,000
                                                             -----------
         Accounting Fees and Expenses                       $      1,000
                                                             -----------
         Miscellaneous Expenses                             $      1,000
                                                             -----------

         Total                                              $     14,055
                                                             -----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnity directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), and other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Proceeding, had no reason to believe that their conduct was unlawful. With respect to derivative actions, a standard similar to the foregoing is applicable, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, and court approval is required before there can be any indemnification where the person seeking indemnification has been found to be liable to the corporation. The statute states that it is not to be deemed exclusive of any other rights that may be granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Under Article VI of the Registrant's Bylaws, the Registrant is to indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the Registrant or is or was serving or has agreed to serve at the request of the Registrant in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized or permitted (i) by the DGCL or by any other applicable law or any amendment thereof or (ii) by the Registrant's Certificate of Incorporation.
Article VI of the Registrant's Bylaws further states that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the

Registrant, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

    The Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses that the Court of Chancery of Delaware or such other court shall deem proper.

    The indemnification described above (unless ordered by a court) shall be paid by the Registrant unless a determination is made (i) by the Registrant's Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Registrant's stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth above.

    To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise, including, without limitation, the dismissal of an action, without prejudice, in defense of any Proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

    Under the Registrant's Bylaws, the Registrant is to advance expenses to indemnitees to the fullest extent authorized or permitted (i) by the DGCL or by any other applicable law or any amendment thereof or (ii) by the Registrant's Certificate of Incorporation. Article VI of the Registrant's Bylaws provides that costs, charges and expenses (including attorneys' fees) incurred by a person seeking indemnification under Article VI of the Registrant's Bylaws in defending a Proceeding shall be paid by the Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director
or officer is not entitled to be indemnified by the Registrant.   Such costs,
charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Registrant's Board of Directors deems appropriate. The Registrant's Board of Directors may, upon approval of such director, officer, employee or agent of the Registrant, authorize the Registrant's counsel to represent such person in any Proceeding, whether or not the Registrant is a party to such Proceeding.

    The indemnification and advancement of costs, charges and expenses provided by the Registrant's Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Registrant, and shall continue as to a person who has ceased to be a director, officer, employee or agent as to actions taken while he was such a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Repeal or modification of Article VI of the Registrant's Bylaws or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the corporation arising thereunder.

    Section 102(b) (7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which
the director derived an improper personal benefits.   The provision does not
limit equitable remedies, such as an injunction or rescission for breach of a director's fiduciary duty of care.

    The Registrant's Certificate of Incorporation contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

    The Registrant has entered into Indemnity Agreements with all of its officers and directors that establish contract rights to indemnification substantially similar to the rights to indemnification provided for in the Registrant's Bylaws.

    The Registrant has in force an officers' and directors' liability insurance policy insuring, up to specified amounts and with specified exceptions, directors, and officers and former directors and officers of the Registrant and its subsidiaries against damages, judgments, settlements and costs for which they are not indemnified by the Registrant that any such persons may become legally obligated to pay on account of claims made against them for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Registrant in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities. The officers' and directors' liability insurance policy also insures the Registrant, up to specified amounts and with specified exceptions, against any indemnification payments made by the Registrant to directors and officers and former directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
- -------      -----------

2(a) Agreement and Plan of Merger, dated as of June 17, 1996, by and among the Registrant, Trinity Y, Inc. and Transcisco Industries, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus in Part I of the Registrant's Registration Statement No. 333-8321, filed with the Commission on July 17,
             1996).

**2(b) Note and Warrant Purchase Agreement, dated as of August 1, 1995, among Transcisco, TRS, TLC and TTC and Furman Selz SBIC, L.P. and James Dowling, which includes as Exhibit B-1 thereto the Form of Series A Senior Subordinated Note, as Exhibit B-2 thereto the Form of Series B Senior Subordinated Note, as Exhibit C thereto the Form of Warrant and as Exhibit D thereto the Form of Registration Rights Agreement.

4(a) Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.A to the Registrant's Registration Statement No. 33-10937, filed with the Commission on April 8,
             1987).

4(b) Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) to the Registrant's Registration Statement No. 333-8321, filed with the Commission on July 17, 1996).

4(c) Specimen Stock Certificate for Common Stock (incorporated by reference to Exhibit 3B to Registrant's Registration Statement No. 33-10937, filed with the Commission on April 8, 1987).

4(d) Rights Agreement, dated as of April 11, 1989, by and between the Registrant and NCNB Texas National Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 2, 1989).

**5 Opinion and Consent of Locke Purnell Rain Harrell (A Professional Corporation) with respect to the legality of the securities being registered hereby.

**23(a) Consent of Locke Purnell Rain Harrell (A Professional Corporation) (contained in its opinion included in Exhibit 5 above).

**23(b)      Consent of Ernst & Young LLP.

**24 Powers of Attorney (included on the signature page of this Registration Statement).

  28 Form of Indemnification Agreement between the Registrant and each of its officers and directors (incorporated by reference to Exhibit 28.6 to the Registrant's Registration Statement No. 33-49384, filed with the Commission on July 9, 1992).

** Filed Herewith

    (B) FINANCIAL STATEMENT SCHEDULES

    Not Applicable.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is
incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to the initial bona fide offering thereof.

    (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Dallas, State of Texas, as of August 12, 1996.

                                        TRINITY INDUSTRIES, INC.



                                        By:  /s/ F. Dean Phelps
                                             ---------------------------------
                                             F. DEAN PHELPS
                                             VICE PRESIDENT


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS W. RAY WALLACE, JOHN T. SANFORD AND F. DEAN PHELPS, AND EACH OF THEM, HIS ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, IN ANY AND ALL CAPACITIES, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-3 NOW OR HEREAFTER FILED BY OR ON BEHALF OF TRINITY INDUSTRIES, INC. (THE "COMPANY"), AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS REQUIRED IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, AND ANY STATE OR OTHER SECURITIES AUTHORITY, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS MIGHT OR COULD BE DONE IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                             Date
- ---------                                     -----                             ----
(a) Principal Executive Officer

    /s/ W. Ray Wallace                        Chairman, President, Chief        August 12, 1996
    --------------------------                Executive Officer and Director
    W. RAY WALLACE

(b) Principal Financial Officer

    /s/ John T. Sanford                       Senior Vice President             August 12, 1996
    ----------------------
    JOHN T. SANFORD

(c) Principal Accounting Officer

    /s/ F. Dean Phelps                        Vice President                    August 12, 1996
    --------------------------
    F. DEAN PHELPS

(d) Other Directors

    /s/ David W. Biegler                      Director                          August 12, 1996
    ----------------------
    DAVID W. BIEGLER

    /s/ Barry J. Galt                         Director                          August 12, 1996
    --------------------------
    BARRY J. GALT

    /s/ Clifford J. Grum                      Director                          August 12, 1996
    --------------------------
    CLIFFORD J. GRUM

    /s/ Dean P. Guerin                        Director                          August 12, 1996
    --------------------------
    DEAN P. GUERIN

    /s/ Jess T. Hay                           Director                          August 12, 1996
    --------------------------
    JESS T. HAY

    /s/ Edmund M. Hoffman                     Director                          August 12, 1996
    ------------------------------
    EDMUND M. HOFFMAN

    /s/ Timothy R. Wallace                    Director                          August 12, 1996
    --------------------------
    TIMOTHY R. WALLACE


                              INDEX TO EXHIBITS

                                                                                   SEQUENTIALLY
EXHIBIT                                                                              NUMBERED
NUMBER                              EXHIBIT                                            PAGE
- ------                              -------                                        ------------
2(b)     Note and Warrant Purchase Agreement, dated as of August 1, 1995, among
         Transcisco, TRS, TLC and TTC and Furman Selz SBIC, L.P. and James
         Dowling, which includes as Exhibit B-1 thereto the Form of Series A
         Senior Subordinated Note, as Exhibit B-2 thereto the Form of Series B
         Senior Subordinated Note, as Exhibit C thereto the Form of Warrant and as Exhibit D thereto the Form of Registration Rights Agreement.

5        Opinion and Consent of Locke Purnell Rain Harrell (A Professional
         Corporation) with respect to the legality of the securities being registered hereby.

23(a)    Consent of Locke Purnell Rain Harrell (A Professional Corporation)
         (contained in its opinion included in Exhibit 5).

23(b)    Consent of Ernst & Young LLP.
